Exhibit 10.10

LIMITED GUARANTY

This LIMITED GUARANTY, dated as of May 12, 2023 (this “Limited Guaranty”), is made by CURO GROUP HOLDINGS CORP. (the “Guarantor”) in favor of MIDTOWN MADISON MANAGEMENT LLC (“Midtown Madison”), as administrative agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, CURO Canada Receivables II Limited Partnership, by its General Partner, CURO Canada Receivables II GP Inc. (“Borrower”), has entered into that certain Asset-Backed Revolving Credit Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) with the Agent and each of the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), pursuant to which the Lenders have agreed to extend a revolving credit facility to Borrower, subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Guarantor indirectly owns 100% of the partnership interests of Borrower and hereby acknowledges that it will benefit from the transactions contemplated by the Credit Agreement; and

WHEREAS, the Lenders are unwilling to make the Loans unless the Guarantor unconditionally indemnifies the Agent, for itself and for the benefit of the Lenders, for the payment and performance of the Indemnified Obligations (as defined herein).

NOW, THEREFORE, in consideration of the promises contained herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and to induce the Lenders to enter into the Credit Agreement and to make the Loans to Borrower thereunder, the Guarantor hereby agrees as follows:

SECTION 1.        GUARANTY.

(a)            Until the Termination Date, the Guarantor hereby unconditionally and irrevocably (i) indemnifies and saves harmless the Agent, for the ratable benefit of the Lenders, for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Indemnified Obligations (as defined below) and (ii) agrees to pay all documented costs and expenses incurred by the Agent (including the reasonable and documented fees and disbursements of counsel and other professionals) in connection with (A) enforcing or defending its rights under or in respect of this Limited Guaranty or (B) collecting the Indemnified Obligations or otherwise administering this Limited Guaranty (including amounts that would become due but for the operation of the automatic stay under any Insolvency Law). Until the Termination Date, the Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Indemnified Obligations as a primary obligor.

(b)            The Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Indemnified Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under any Insolvency Law, the Guarantor will, within five (5) Business Days of demand, pay, or cause to be paid, in cash, to the Agent for the ratable benefit of the Lenders (and for distribution to the Lenders pursuant to and in accordance with the Credit Agreement), an amount equal to the sum of the unpaid Indemnified Obligations then due as aforesaid. The Guarantor hereby agrees that all payments hereunder will be paid to the Agent without setoff, deduction or counterclaim at the office of the Agent located at the address specified in Section 11 in Canadian Dollars and in immediately available funds.

SECTION 2.        Definition of Indemnified Obligations. As used herein, the term “Indemnified Obligations” means:

(a)            any liability, claim, loss, damage, cost or expense of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise suffered or incurred by the Agent or any Lender (including any reasonable and documented attorneys’ fees and expenses) with respect to the transactions contemplated under the Transaction Documents, in each case, solely to the extent resulting from or arising out of the occurrence of any one or more of the following:

(i)            any acts of fraud, willful misconduct, intentional misappropriation of funds or theft by Borrower, the Guarantor, or any other CURO Entity, their respective Subsidiaries or Affiliates, or any employee, shareholder, manager, director, agent or officer of any of the foregoing (each individually and collectively referred to herein as a “Related Party”) (including the acceptance of dividends, distributions or payments made by Borrower in contravention of the Transaction Documents);

(ii)           any Change of Control not expressly permitted under the Credit Agreement or otherwise approved in writing by Agent, at its sole option and in its sole discretion;

(iii)          any unauthorized sale, transfer, assignment or encumbrance of the Collateral in violation of the Transaction Documents;

(iv)          any Related Party causes Borrower to breach the provisions of Section 5.04 of the Credit Agreement;

(v)           the assertion by any Related Party of any claim, defense, or offset against the Agent or any Lender that such Person has expressly waived or agreed not to assert;

(vi)          any representation made by a Related Party in any Transaction Document that was, to the actual knowledge of the Guarantor, at the time such representation was made under such Transaction Document, untrue when made; or

(vii)         the breach in any material respect of any representation or warranty of the Guarantor under this Limited Guaranty or the breach of any covenant of the Guarantor under this Limited Guaranty;

(viii)        in any case or proceeding under an Insolvency Law or in any other judicial proceeding, any Related Party makes application to a court to declare that (A) all or any portion of the lien of the Agent or the obligations of Borrower to pay principal and interest as specified in the Transaction Documents be rescinded, set aside, or determined to be void or unenforceable or (B) any of the terms of any of the Transaction Documents be modified without Agent’s consent or the consent of each Person whose consent is required by the terms of such Transaction Document;

(ix)           the voluntary dissolution or liquidation of Borrower;

(x)            the substantive consolidation of Borrower with the Guarantor or any other CURO Entity under any proceeding under any Insolvency Law;

(xi)           Borrower files a voluntary petition under any Insolvency Law, or consents to any such filing, or commences a proceeding for the appointment of a receiver, interim receiver, receiver and manager, monitor, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of the Collateral; or

(xii)          an officer, director, representative of, or Person which owns or controls, directly or indirectly, any Related Party files, or joins in the filing of, an involuntary petition against Borrower under any Insolvency Law, which is not dismissed within sixty (60) days of the date of its filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; and

(b)            the due and punctual performance and observance by any CURO Entity (other than the Borrower) of its obligations under the Transaction Documents and of all of the terms, covenants, conditions, agreements and undertakings to be performed or observed by any CURO Entity (other than the Borrower), in any capacity, under the Transaction Documents in accordance with the terms hereof and thereof including any agreement of any CURO Entity (other than the Borrower), in any capacity, to pay any money under the Transaction Documents (including amounts that would become due but for the operation of the automatic stay under any Insolvency Law), in each case after any applicable grace periods or notice requirements, according to the terms of the Transaction Documents.

SECTION 3.        Guaranty Absolute. The Guarantor hereby agrees, as the principal obligor and not as a guarantor or surety only, to indemnify and save harmless the Agent that the Indemnified Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Transaction Documents. The guarantees provided by the Guarantor in the Limited Guaranty are in no way conditioned upon any requirement that Agent or any Lender first attempt to collect any payment from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of the Borrower, Agent, or any Lender in favor of any CURO Entity or the Borrower, as the case may be, or any other Person or other means obtaining payment hereunder. The liability of the Guarantor under this Limited Guaranty shall be absolute, irrevocable and unconditional irrespective of:

(a)            any lack of validity, regularity or enforceability of the Credit Agreement or any other Transaction Document;

(b)            any lack of validity, regularity or enforceability of this Limited Guaranty;

(c)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Transaction Document;

(d)            any exchange, release or non-perfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(e)            any failure on the part of the Agent or any other Person to exercise, or any delay in exercising, any right under the Credit Agreement or any other Transaction Document; or

(f)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, the Guarantor or any other guarantor with respect to the Indemnified Obligations (including, without limitation, all defenses based on suretyship or impairment of the Collateral, and all defenses that Borrower may assert to the repayment of the Indemnified Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury, other than, in each case, any defense that the Indemnified Obligations have been paid in full in cash other than contingent indemnification obligations for which demand has not been made), this Limited Guaranty and the obligations of the Guarantor under this Limited Guaranty.

The Guarantor hereby agrees that if Borrower or any other guarantor of all or a portion of the Indemnified Obligations is the subject of a bankruptcy case under any Insolvency Law, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Indemnified Obligations. The Guarantor hereby waives notice of or proof of reliance by the Agent or any Lender upon this Limited Guaranty, and the Indemnified Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to Borrower only) in reliance upon this Limited Guaranty.

SECTION 4.        Taxes.

(a)            The Guarantor shall make all payments hereunder free and clear of and without deduction for any Taxes to the extent such Taxes would be payable by Borrower to any Lender or the Agent in accordance with the Credit Agreement. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to or for the benefit of the Agent or any Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Taxes (including deductions or withholdings of Taxes applicable to additional sums payable under this Subsection 4(a) or under Section 2.13 of the Credit Agreement) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the Guarantor shall make such deductions or withholdings and (C) the Guarantor shall pay the full amount so deducted or withheld to the relevant taxation authority or other Governmental Authority in accordance with applicable law.

(b)            The Guarantor agrees to indemnify each party for the full amount of Taxes not deducted or withheld or paid by the Guarantor in accordance with Subsection 4(a) hereof to the relevant taxation or other authority and any Indemnified Taxes imposed by any jurisdiction on the amounts payable by the Guarantor under this Limited Guaranty and paid by any party, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen (15) Business Days from the date the Agent makes written demand therefor. A certificate as to the amount of such Indemnified Taxes and evidence of payment thereof submitted to the Guarantor by the Agent shall be prima facie evidence of the amount due from the Guarantor to a party.

(c)            The Guarantor shall furnish to the Agent the original or a certified copy of a receipt evidencing any payment of Taxes made by the Guarantor as soon as such receipt becomes available, together with a certificate of an officer of the Guarantor, which certificate indicates the amount of Indemnified Taxes deducted or withheld by the Guarantor in respect of payments made hereunder.

(d)            Without prejudice to the survival of any other agreement or obligation of the Guarantor hereunder, the obligations of the Guarantor under this Section 4 shall survive the termination of this Limited Guaranty and the payment of the Indemnified Obligations.

SECTION 5.        Fraudulent Conveyance. Notwithstanding any provision of this Limited Guaranty to the contrary, it is intended that this Limited Guaranty not constitute a “Fraudulent Conveyance” (as defined below). Consequently, the Guarantor agrees that if this Limited Guaranty, or any Liens securing the obligations and liabilities arising pursuant to this Limited Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Limited Guaranty and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Limited Guaranty or such Lien to constitute a Fraudulent Conveyance, and this Limited Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under any section of any Insolvency Law or otherwise (including, for the avoidance of doubt, under any assignments for the benefit of creditors, transfers at undervalue, preferences and fraudulent conveyances Laws of Canada or any province or territory therein or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally).

SECTION 6.        Waiver. The Guarantor hereby waives, for the benefit of the Agent and the Lenders (a) any right to require any Agent or any Lender, as a condition of payment or performance by the Guarantor, to (i) proceed against Borrower, any other guarantor of the Indemnified Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of Borrower or any other Person or (iv) pursue any other remedy in the power of the Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Indemnified Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other guarantor from any cause other than payment in full of the Indemnified Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Agent or any Lender’s errors or omissions in the administration of the Indemnified Obligations, except errors and omissions resulting from the Agent or any Lender’s gross negligence or willful misconduct; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any other Transaction Document, notices of any renewal, extension or modification of the Indemnified Obligations or any Transaction Document, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

SECTION 7.        Subrogation; Subordination. The Guarantor hereby agrees that it will not exercise or assert any rights or claims which it may acquire against Borrower or any other guarantor of all or part of the Indemnified Obligations that arise from the existence, payment, performance or enforcement of its obligations hereunder (including, without limitation, any rights or claims of subrogation, reimbursement or contribution), until the Termination Date. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent for the benefit of the Lenders to be credited and applied against the Indemnified Obligations, whether matured or unmatured, in such order as the Agent may determine. Any Indebtedness of Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Indemnified Obligations, and any such indebtedness collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied against the Indemnified Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision hereof.

SECTION 8.        Representations and Warranties.

(a)            The Guarantor has, independently and without reliance upon the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Limited Guaranty.

(b)            The Guarantor makes the following additional representations and warranties as of the date hereof:

(1)            It is validly formed, duly organized and existing and in good standing as a company under the laws of Delaware.

(2)            It has all requisite power and authority to execute and deliver this Limited Guaranty and to perform its obligations hereunder.

(3)            It is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have a Material Adverse Effect.

(4)            The execution and delivery of this Limited Guaranty, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions or proceedings.

(5)            This Limited Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(6)            Neither the execution and delivery by the Guarantor of this Limited Guaranty, nor the performance of its obligations hereunder, (i) conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its property is bound or (ii) conflicts with or violates any Requirements of Law of any Governmental Authority having jurisdiction over it.

(7)            There are no legal or administrative proceedings or investigations pending or, to the actual knowledge of a Responsible Officer of the Guarantor, threatened, against it by any Governmental Authority or body or any arbitrator with respect to (i) the Guarantor, except as would not reasonably be expected to cause a Material Adverse Effect or (ii) the Transaction Documents or any of the transactions contemplated in the Transaction Documents.

(8)            No approval, authorization, declaration or consent of, or registration with, any Governmental Authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of the date hereof, is necessary for the execution or delivery by the Guarantor of any of this Limited Guaranty or the performance of its obligations hereunder.

(9)            The Guarantor represents that it is in compliance, and will continue to be in compliance, with all applicable anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Bank Secrecy Act, as amended by the USA PATRIOT Act, where applicable, and the regulations thereunder, and FINRA Conduct Rule 3011. The Guarantor represents that it has established an Anti-Money Laundering (“AML”) Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. The Guarantor shall have in place written policies, procedures and controls designed to detect, prevent and report money laundering or other suspicious activity as well as a written customer identification program. The written customer identification program shall require the identification and verification of the identities of customers and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s). In addition, the Guarantor shall have a designated anti-money laundering compliance officer, and provide anti-money laundering training to its staff. Finally, the Guarantor’s anti-money laundering program shall provide for an independent audit of its anti-money laundering program. The Guarantor will promptly inform Midtown Madison in writing, to the extent not prohibited by applicable law, if the Guarantor becomes aware of any violations of the USA Patriot Act, any regulation implementing the USA Patriot Act, or its anti-money laundering program.

(10)          Neither the Guarantor nor any of its subsidiaries, , nor any director, officer, or employee of the Guarantor or any of its subsidiaries, nor any agent, affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(11)          In addition to and without limitation of any of the foregoing, this Limited Guaranty shall be deemed to be a Transaction Document.

SECTION 9.        Right of Setoff. In addition to and not in limitation of all rights of offset that the Agent and each Lender or any of their respective Affiliates may have under applicable law, and whether or not the Agent or any Lender has made any demand or the obligations of the Guarantor have matured, the Agent and each Lender and their respective Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Agent or any Lender or any of their respective Affiliates to or for the credit or the account of the Guarantor against any and all of the Indemnified Obligations. If the Agent or any Lender exercises any of its rights under this Section 9, the Agent or such Lender, as the case may be, shall provide notice to the Guarantor of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

SECTION 10.      Survival of Provisions. All payment obligations, covenants, representations, warranties and waivers and indemnities made by the Guarantor under this Limited Guaranty shall survive the execution, delivery, and termination of this Limited Guaranty until the Transaction Documents are terminated and the Obligations (other than indemnity obligations under the Transaction Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been paid in full in cash (such date, the “Termination Date”).

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by e-mail, if to the Agent, then to [* * * * *], and if to the Guarantor, then to [* * * * *], or in each case, to such other address as the Guarantor or the Agent may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, when received, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by e-mail transmission, when such transmission is delivered.

SECTION 12.      Amendments, Waivers and Consents. No amendment or waiver of any provision of this Limited Guaranty, or consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, in the case of an amendment, the Guarantor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13.      Delays; Partial Exercise of Remedies. No delay or omission of the Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

SECTION 14.      Telecopied Signature. This Limited Guaranty may be executed and delivered by electronic transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

SECTION 15.      Severability. In case any provision in or obligation under this Limited Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 16.      Interpretation. To the extent a term or provision of this Limited Guaranty conflicts with the Credit Agreement and is not addressed herein with more specificity, the Credit Agreement shall control with respect to the subject matter of such term or provision.

SECTION 17.      Continuing Guaranty; Assignments of Guaranteed Debt. This Limited Guaranty shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the Agent’s own benefit and to its successors and assigns. Without limiting the generality of the foregoing clause (c), the Agent may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any successor agent, and such successor agent shall thereupon become vested with all the benefits in respect hereof granted to the Agent herein or otherwise, in each case as provided in the Credit Agreement.

SECTION 18.      Reinstatement. To the extent permitted by law, this Limited Guaranty shall continue to be effective or be reinstated if at any time any amount received by the Agent or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Agent or such Lender upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to the Guarantor, or upon or during the occurrence of any dissolution, liquidation or winding up of the Guarantor, all as though such amount had not been received.

SECTION 19.      Bankruptcy, etc.

(a)            The obligations of the Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, winding-up, dissolution, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            The Guarantor acknowledges and agrees that any interest on any portion of the Indemnified Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Indemnified Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Indemnified Obligations if such case or proceeding had not been commenced) shall be included in the Indemnified Obligations because it is the intention of the Guarantor and the Lenders that the Indemnified Obligations which are indemnified by the Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Indemnified Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, interim receiver, receiver and manager, monitor, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

SECTION 20.      Financial Condition of Borrower. Any Advance may be made to Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Neither the Agent nor any Lender shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. The Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of any Borrower and its ability to perform their respective obligations under the Transaction Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Indemnified Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by the Agent or any Lender.

SECTION 21.      Entire Agreement; Successors and Assigns. This Limited Guaranty constitutes the entire agreement between the parties hereto, supersedes any prior written and verbal agreements between them, and shall bind and benefit the parties hereto and their respective successors and permitted assigns.

SECTION 22.      GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS LIMITED GUARANTY AND THE OTHER TRANSACTION DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS LIMITED GUARANTY OR ANY OF THE OTHER TRANSACTION DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 23.      SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG THE GUARANTOR, THE AGENT AND THE LENDERS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE AGENT TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS. BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, THE GUARANTOR (i) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (ii) WAIVES PERSONAL SERVICE OF PROCESS, and (iii) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, PURSUANT TO SECTION 8.01 OF THE CREDIT AGREEMENT.

SECTION 24.      JURY TRIAL. THE GUARANTOR (AND BY ITS RECEIPT HEREOF, THE AGENT) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS LIMITED GUARANTY OR (B) ANY CONDUCT, ACTS OR OMISSIONS OF THE GUARANTOR, THE AGENT, ANY LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE.

SECTION 25.      LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE GUARANTOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS LIMITED GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR SUCH LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR SUCH LENDER. THE GUARANTOR HEREBY WAIVES ALL FUTURE CLAIMS AGAINST THE AGENT AND EACH LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

SECTION 26.      JUDGMENT CURRENCY. The obligations of the Guarantor hereunder to make payments in dollars or in CAD, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent of the full amount of the Obligation Currency expressed to be payable to the Agent under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Agent's quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Any amount due from the Guarantor under this Section shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guaranty to be executed by its proper and duly authorized officer as of the date first set forth above.

CURO GROUP HOLDINGS CORP.

By:	/s/ Doug Clark
Name: Doug Clark
Title: Chief Executive Officer